EXHIBIT 1

                             Joint Filing Agreement

     The undersigned hereby agree that the Statement on Schedule 13D with respect to the Common Shares of Cryopak Industries, Inc. is, and any amendment or amendments thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: May 6, 2002                      ESARBEE INVESTMENTS LIMITED

                                        By:  /s/Michel Boucher
                                        ---------------------------
                                        Name:   Michel Boucher
                                        Title:  Attorney in Fact

Dated: May 6, 2002                      ANDELL HOLDINGS, LLC

                                        By: /s/ Michel Boucher
                                        ---------------------------
                                        Name:   Michel Boucher
                                        Title:  Attorney in Fact